EXHIBIT 99.1

Grove, Inc. Announces First Quarter Financial Results

$8.4 Million in Revenue, a 188% Increase Over 2021

Net Income Swings to Profit from Prior Year

$1.4 Million Adjusted EBITDA

HENDERSON, NV / November 15, 2021 / Grove, Inc. (NASDAQ:GRVI) ("Grove" or the "Company"), a global innovator in hemp, health, and wellness, today announced financial results for the first quarter period ended September 30, 2021. Investors are encouraged to read the Company’s quarterly report on Form 10-Q which will be filed with the Securities and Exchange Commission (the “SEC”), contains additional information, and will be posted at https://groveinc.io/.

Financial Highlights

•	Revenues rose to $8.4 million from $2.9 million in first quarter of fiscal year 2021

•	$0.03 basic earnings per share compared to loss of $0.05 in prior year period

•	Company ended quarter with $13.0 million in cash

•	$1.4 million in adjusted EBITDA

Allan Marshall, Chief Executive Officer of Grove, stated, “Grove’s first quarter financial results reflect strong growth in revenues, net income and cash flow as our team continues to execute our vision to transform the landscape of how hemp and wellness products are produced, bought and sold. Seasonally, our first quarter is typically our slowest, yet $8.4 million signifies exponential growth and sets us up for a strong fiscal year. Our revenue increased primarily driven by strong growth in the sales of new products from our direct-to-consumer business.

“We made two significant acquisitions during the first quarter, substantially broadening our footprint in strong growth sectors. VitaMedica, completed in August gives Grove a solid presence in the Nutraceutical market, and the August acquisition announcement of Interactive Offers stakes our presence in the Programmatic Advertising market, estimated by some to be a $95.5 billion market by 2026. Continued cash flow growth allowed us to make these acquisitions without a meaningful reduction in our cash balance, which ended the quarter at $13.0 million. We look forward to continued momentum through the balance of the 2022 fiscal year.”

1

Liquidity and Capital Resources

	As of September 30, 2021	As of June 30, 2021
Current assets	$17,789,134	$18,293,083
Current liabilities	$4,249,903	$5,819,161
Working capital	$13,539,231	$12,473,922

Cash Flows

	Three Months Ended September 30,
	2021	2020
Cash flows provided by (used in) operating activities	$817,357	$(637,185)
Cash flows (used in) provided by investing activities	(2,166,869)	270,668
Cash flows (used in) financing activities	(150,000)	(12,000)
Net decrease in cash during period	$(1,499,512)	$(378,517)

About Grove, Inc.

Grove, Inc. is a global innovator in hemp, health and wellness. The company has an array of in-house brands, and operates in multiple verticals including SaaS programmatic ad technology, and a wholly owned division dedicated to acquiring high growth e-commerce brands. The company sells to numerous consumer markets including the botanical, beauty, pet care, and functional foods sectors. It seeks to take advantage of an emerging worldwide trend in consumer health products selling through Amazon and E-commerce.

Company Contact

Andrew Norstrud

Email: investorinfo@cbd.io

Phone: (702) 332-5591

Investor Relations Contact

TraDigital IR

John McNamara

Email: john@tradigitalir.com

Phone: (917) 658-2602

Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements," including with respect to the Company's business strategy, product development and industry trends. No assurance can be given that the offering will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and preliminary prospectus for the offering filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

2

Use of Non-GAAP Financial Measures

The Company discloses and uses the above-mentioned non-GAAP financial measures internally as a supplement to GAAP financial information to evaluate its operating performance, for financial planning purposes, to establish operational goals, for compensation plans, to measure debt service capability, for capital expenditure planning and to determine working capital needs and believes that these are useful financial measures also used by investors. Non-GAAP adjusted EBITDA is defined as GAAP net income or net loss before interest, taxes, depreciation and amortization (EBITDA) adjusted for the non-cash stock compensation and stock option expense, acquisition, integration & restructuring expenses, charges and gains or losses from extinguishment of debt and other non-cash items. Non-GAAP EBITDA and non-GAAP adjusted EBITDA are not terms defined by GAAP and, as a result, the Company’s measure of non-GAAP EBITDA and non-GAAP adjusted EBITDA might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flow that either excludes or includes amounts that are not normally included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above, however, should be considered in addition to, and not as a substitute for, or superior to net income or net loss as reported for GAAP on the Consolidated Statements of Operations, cash and cash flows on the Consolidated Statement of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Company’s financial statements prepared in accordance with GAAP. These non-GAAP financial measures are not a substitute for or presented in lieu of financial measures provided by GAAP and all measures and disclosures of financial information pursuant to GAAP should be read to obtain a comprehensive and thorough understanding of the Company’s financial results. The reconciliations of non-GAAP EBITDA and non-GAAP adjusted EBITDA to GAAP operating income (loss) and/or GAAP net income (net loss) referred to in the highlights or elsewhere are provided in the schedules that are a part of this document.

Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (Net Loss)
Three Months Ended September 30,

	2021	2020
Net income (Net loss) GAAP	$511,711	$(809,073)
Income tax	208,871	-
Interest expense, net	15,956	42,691
Depreciation and amortization	365,737	279,899
Stock compensation	593,098	93,193
Gain on SBA PPP loan extinguishment	(300,995)	-
Loss on sale of asset	-	6,296
Non-GAAP adjusted EBITDA	$1,394,378	$(386,994)

3

GROVE, INC.
CONSOLDIATED BALANCE SHEETS (UNAUDITED)
	September 30,	June 30,
	2021	2021

ASSETS
Current assets
Cash	$13,034,699	$14,534,211
Accounts receivable, net of allowance for doubtful accounts of $57,500 and $57,500, respectively	1,103,246	1,277,662
Inventory	3,091,744	2,094,952
Prepaid expenses and other receivables	559,445	386,258
Total current assets	17,789,134	18,293,083

Property and equipment, net	2,893,185	2,832,400
Intangible assets, net	3,218,783	1,845,166
Goodwill	3,685,593	2,413,813
Deferred tax asset	1,252,269	1,403,591
Other assets	49,068	49,068
Right-of-use asset	323,942	417,443
Total other assets	11,422,840	8,961,481

Total assets	$29,211,974	$27,254,564

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,038,031	$1,604,723
Accrued compensation	859,324	1,020,936
Deferred revenue	864,698	485,973
Accrued liabilities	276,372	296,021
Acquisition payable	74,589	1,764,876
Current portion of notes payable	1,000,000	447,100
Current portion of operating lease payable	136,889	199,532
Total current liabilities	4,249,903	5,819,161

Operating lease payable, net of current portion	183,673	217,430
Total long-term liabilities	183,673	217,430

Commitments and contingencies	-	-

Stockholders' equity
Preferred stock, $0.001 par value, 100,000,000 shares authorized, and 500,000 and 500,000 shares issued and outstanding, respectively	500	500
Common stock, $0.001 par value, 100,000,000 shares authorized, and 15,711,339 and 15,262,394 shares issued and outstanding, respectively	15,711	15,262
Additional paid in capital	28,420,512	25,372,247
Accumulated deficit	(3,658,325)	(4,170,036)
Total stockholders' equity	24,778,398	21,217,973

Total liabilities and stockholders' equity	$29,211,974	$27,254,564

4

GROVE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Month's Ended September 30,
	2021	2020

Revenue
Revenue	8,449,754	2,937,442

Cost of Revenue	3,067,376	1,619,208

Gross profit	5,382,378	1,318,234

Operating expenses
Sales and marketing	1,511,687	365,258
General and administrative expenses	3,435,148	1,713,062
	4,946,835	2,078,320

Income (loss) from operations	435,543	(760,086)

Other income (expense), net
Interest (expense) income, net	(15,956)	(42,691)
Loss on sale of assets	-	(6,296)
Gain on SBA PPP loan extinguishment	300,995	-

Other income (expense), net	285,039	(48,987)

Income (loss) before income tax	720,582	(809,073)

Income tax expense	(208,871)	-

Net income (loss)	511,711	(809,073)

Basic income (loss) per share	$0.03	$(0.08)

Diluted income (loss) per share	$0.03	$(0.08)

Weighted average shares outstanding	15,452,453	10,384,439

Fully diluted weighted average shares outstanding	17,220,564	10,384,439

5